EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.033-55425, 333-22355, 333-101455 and 333-165036), Form S-8 (No. 033-51455, 033-58347, 333-57515, 333-57517, 333-57519, 333-83511, 333-49280, 333-57868, 333-105065, 333-108461, 333-136083, 333-136086, 333-146932 and 333-148995) and Form S-4 (No. 333-82049) of Honeywell International Inc. of our report dated February 11, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, New Jersey

February 11, 2011